Exhibit 99.1

JG HoldCo LLC and Related Entities

December 31, 2020

CohnReznick
ADVISORY • ASSURANCE • TAX

 JG HoldCo LLC and Related EntitiesConsolidated and Combined Financial Statements (With Supplementary Information)and Independent Auditor's ReportDecember 31, 2020

Consolidated and Combined Financial Statements (With Supplementary Information)
 of Subsidiary of Private Company G
and Independent Auditor's Report
As of and for the year ended December 31, 2020

JG HoldCo LLC and Related Entities

Independent Auditor’s Report

To Management of

JG HoldCo LLC and Related Entities

Report on Consolidated and Combined Financial Statements

We have audited the accompanying consolidated and combined financial statements of JG HoldCo LLC and Related Entities (the “Entities”) which comprise the consolidated and combined balance sheet as of December 31, 2020, and the related consolidated and combined statements of operations, members’ equity (deficit) and cash flows for the year then ended, and the related notes to the consolidated and combined financial statements.

Management’s Responsibility for the Consolidated and Combined Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated and combined financial statements in conformity with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated and combined financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated and combined financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated and combined financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated and combined financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated and combined financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated and combined financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated and combined financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated and combined financial statements referred to above present fairly, in all material respects, the financial position of the Entities as of December 31, 2020, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

Report on Supplementary Information

Our audit was conducted for the purpose of forming an opinion on the consolidated and combined financial statements as a whole. The accompanying supplementary information on pages 26 and 27 is presented for purposes of additional analysis and is not a required part of the consolidated and combined financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the consolidated and combined financial statements. The information has been subjected to the auditing procedures applied in the audit of the consolidated and combined financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the consolidated and combined financial statements or to the consolidated and combined financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated and combined financial statements as a whole.

Emphasis of Matter Regarding Going Concern

The accompanying consolidated and combined financial statements have been prepared assuming that the Entities will continue as a going concern. As discussed in Note 2 to the consolidated and combined financial statements, although the nature of the Entities’ business is legalized within the States of California, Massachusetts, Illinois, Michigan, Pennsylvania, Missouri, New Jersey, and Utah, it is considered to be an illegal activity under the Controlled Substances Act of the United States of America. The Entities are subject to certain significant risks and uncertainties associated with conducting operations subject to conflicting federal, state, and local laws in an industry with a complex regulatory environment which is continuously evolving. These risks and uncertainties include the risk that all of the Entities’ assets are potentially subject to seizure of confiscation by governmental agencies and the uncertainty that regulatory changes may adversely affect the Entities’ operations, or even compel the Entities to cease their operations. Operationally, the Entities have incurred significant losses related to start-up and pre-operational activities. Additionally, the Entities have certain third party notes and debt that have matured since the balance sheet date or will mature one year within the report date. Management has determined that these matters raise substantial doubt about the Entities’ ability to continue as a going concern. The consolidated and combined financial statements do not include any adjustments that might result from the outcome of this uncertainty. Our opinion is not modified with respect to this matter.

/s/ CohnReznick

Chicago, Illinois

September 20, 2021

JG HoldCo LLC and Related Entities

Consolidated and Combined Balance Sheet

December 31, 2020

Assets
Current assets
Cash and cash equivalents	$893,615
Accounts receivable, net of allowance of $16,593	489,789
Other receivables	9,609
Accrued rental income	84,794
Inventory	2,827,916
Prepaid expenses	1,075,590

Total current assets	5,381,313

Property and equipment
Property and equipment, net of accumulated depreciation of $1,266,077	28,628,124

Other assets
Other intangible assets	120,360
Related party receivables	1,921,513
Security deposits	113,609
Deposit - long-term investment	25,000
Deferred tax asset, net	388,550

Total other assets	2,569,032

Total assets	$36,578,469

JG HoldCo LLC and Related Entities

Consolidated and Combined Balance Sheet
December 31, 2020

Liabilities and Members’ Equity (Deficit)
Current liabilities
Accounts payable	$2,350,138
Accrued expenses	3,329,684
Deferred revenue	184,560
Income taxes payable	1,878,670
Lines of credit - members	14,668,857
Notes payable, current portion	11,069,899

Total current liabilities	33,481,808

Other liabilities
Notes payable, net loan costs of $198,706	6,580,818

Total other liabilities	6,580,818

Total liabilities	40,062,626

Members’ equity (deficit)
Members’ equity (deficit)	(4,295,657)
Noncontrolling interests in consolidated subsidiary	811,500

Total members’ equity (deficit)	(3,484,157)

Total liabilities and members’ equity (deficit)	$36,578,469

See Notes to Consolidated and Combined Financial Statements.

JG HoldCo LLC and Related Entities

Consolidated and Combined Statement of Operations

Year Ended December 31, 2020

Net sales	$17,112,696
Costs of goods sold	11,167,505

Gross profit	5,945,191

Operating expenses
General and administrative expenses	9,583,607

Total operating expenses	9,583,607

Other income (expense)
Interest income	579
Interest expense	(1,958,990)
Rental income	31,670
Loss on disposal of fixed asset	(584,662)
Other income	240,672

Total other expense	(2,270,731)

Income tax expense	1,387,765

Net loss	(7,296,912)

Less net loss attributable to noncontrolling interests	(157,359)

Loss attributable to JG Holdco LLC and Related Entities	$(7,139,553)

See Notes to Consolidated and Combined Financial Statements.

JG HoldCo LLC and Related Entities

Consolidated and Combined Statement of Members’ Equity (Deficit)

Year Ended December 31, 2020

	JG HoldCo LLC and Related Entities’ equity	Noncontrolling interests	Total members’ equity (deficit)
Balance, December 31, 2019	$2,978,581	$968,859	$3,947,440

Net loss	(7,139,553)	(157,359)	(7,296,912)

Members’ contributions	15,534	-	15,534

Distributions	(150,219)	-	(150,219)

Balance, December 31, 2020	$(4,295,657)	$811,500	$(3,484,157)

See Notes to Consolidated and Combined Financial Statements.

JG HoldCo LLC and Related Entities

Consolidated and Combined Statement of Cash Flows

Year Ended December 31, 2020

Cash flows from operating activities
Net loss	$(7,296,912)
Adjustments to reconcile net loss to net cash used in operating activities
Depreciation expense	534,427
Loss on disposal of real estate	584,662
Changes in operating assets and liabilities
Accounts receivable	(378,611)
Other receivables	24,240
Accrued rental income	444,626
Inventory	(669,401)
Prepaid expenses	(629,714)
Other intangible assets	(120,360)
Related party receivables	(524,862)
Undeposited funds	62,375
Security deposits	(58,609)
Deferred tax asset	(388,550)
Accounts payable	(574,228)
Accrued expenses	1,912,247
Deferred revenue	40,246
Income taxes payable	1,521,566

Net cash used in operating activities	(5,516,858)

Cash flows from investing activities
Purchases of fixed assets	(9,601,388)
Proceeds from sale of real estate	3,483,163
Deposit on long-term investments	(25,000)

Net cash used in investing activities	(6,143,225)

Cash flows from financing activities
Additions of deferred loan fees	(175,000)
Proceeds from lines of credit	5,875,848
Net proceeds from notes payable	4,653,899
Contributions from members	15,534
Distributions to members	(150,219)

Net cash provided by financing activities	10,220,062

Net decrease in cash and cash equivalents	(1,440,021)

Cash and cash equivalents, beginning of period	2,333,636

Cash and cash equivalents, end of period	$893,615

Supplemental disclosure of cash flow information
Cash paid for interest	$959,891

Cash paid for income taxes	$254,749

See Notes to Consolidated and Combined Financial Statements.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements
December 31, 2020

Note 1 - Organization and nature of operations

JG HoldCo LLC and Related Entities (the “Entities”) are a combination of the cultivation, manufacturing, distribution, and retail dispensary operations under the parent holding company, JG HoldCo LLC, as well as other entities under common control.

JG HoldCo LLC (“JG”) was formed on November 4, 2011 as SRG CRO Manager LLC, an Illinois member-managed limited liability company, and on September 20, 2012, changed the name to SRG Manager LLC (“SRG”). On January 8, 2018, SRG issued additional membership interests to Jon Loevy, Danielle Loevy, Mike Kanovitz, Abbe Kruger and Jamil Taylor. On January 1, 2019, SRG converted to JG HoldCo LLC, a Delaware limited liability company, by filing articles of conversion with the Illinois Secretary of State and by filing the certificate in the office of the Secretary of State in March 2019.

As of December 31, 2020, the membership interests in JG is as follows:

Jon Loevy	33.50%
Danielle Loevy	16.00%
Michael Kanovitz	49.50%
Vanessa Abbe Ferber Kruger	1.00%

100.00%

JG is a vertically integrated medical cannabis business that holds cultivation, manufacturing, processing and dispensary licenses in nine states, including the States of California, Massachusetts, Illinois, Michigan, Pennsylvania, Missouri, New Jersey, and Utah.

The following are the Entities’ operating and business development entities and real estate entities that are included in the consolidated and combined financial statements as of and for the year end December 31, 2020:

Operational entities:	Real estate entities:

Oakland Manager	SRG Enzo I LLC
JG Opportunities	SRG Enzo II LLC
Matanzas Alliance	SRG Edgewood LLC
Hayden RP	SRG 3803 Matanzas Creek LLC
JG Utah	SRG May Ranch LLC
JG Missouri	SRG 200 East Main Street
JG IL	SRG 272 Main Street LLC
JG Michigan	SRG Hi Park LLC
Hayden Gateway	1111 Petaluma Hill LLC
Pier Cove	Norgle Farms LLC
JG New Jersey	SRG 1761 North Olden LLC
SRG Real Estate Holdings LLC
SRG 414 Lesser LLC

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements
December 31, 2020

JG provides management services to various entities throughout the United States via the common management entity, Oakland Manager LLC (“Manager”). JG also provides application writing services.

Matanzas Alliance (“Matanzas”) is licensed in the State of California as a cultivation, manufacturing, and distribution center under proposition 64, the Adult Use of Marijuana Act (“AUMA”) made effective November 8, 2016 and under the Medical and Adult Use of Cannabis Regulation and Safety Act (“AUCRSA”) made effective as of January 1, 2018 by the state. The AUCRSA allows local and county governments to control the licensing and regulation of cultivators, dispensaries and patients of medical marijuana. Matanzas is licensed to operate a manufacturing center in Santa Rosa, California, where Matanzas manufactures cannabis products to be sold to California state licensed medical cannabis facilities. Matanzas received its license on May 16, 2019 to operate a distribution center in Santa Rosa, California, where Matanzas sells cannabis products and provides select services to California state licensed medical cannabis dispensaries. Starting September 9, 2019, Matanzas was licensed to sell adult recreational products, in addition to medical cannabis, to California state licensed dispensaries.

JG IL LLC (“JG IL”) is licensed in the State of Illinois as a cultivation center under the Compassionate Use of Medical Cannabis Pilot Program Act, effective as of January 1, 2014 and amended by Public Act 101-363 on January 1, 2019 to remove the pilot status (the “Medical Cannabis Act”). Under the Medical Cannabis Act, the Illinois Department of Agriculture registered and regulated a certain number of cultivation centers in the State of Illinois. JG IL received its license to operate a cannabis cultivation facility in Edgewood, Illinois, where JG IL produces cannabis products to be sold to Illinois state licensed medical cannabis dispensaries. JG IL is licensed to sell adult recreational products, in addition to medical cannabis, to Illinois state licensed dispensaries.

Hayden Gateway LLC (“Hayden”) is licensed in the Commonwealth of Pennsylvania as a dispensary center by the Commonwealth of Pennsylvania Department of Health. On April 17, 2016, Act 16, the Medical Marijuana Act, was passed by the General Assembly of the Commonwealth of Pennsylvania. Hayden received its license in June 2020 to operate a medical marijuana dispensary center in Bethlehem, Dickson City and Edwardsville, Pennsylvania, where Hayden sells cannabis products to eligible patients.

JG New Jersey (“JG NJ”) is licensed in the State of New Jersey as a cultivation center by the New Jersey Department of Health Division of Medicinal Marijuana (the “HDMM”). On January 18, 2010, the Compassionate Use Medical Marijuana Act (the “Act”) was signed into law and allowed for the use of medicinal cannabis. Under the Act, the HDMM registered and regulated medicinal marijuana to eligible patients. JG NJ received its license in October 2020 to operate a cannabis cultivation facility in Ewing, New Jersey, where JG NJ produces cannabis products to be sold to New Jersey state licensed medical cannabis facilities.

Entities shall continue perpetually, unless otherwise dissolved under the terms of the Agreement.

The accompanying consolidated and combined financial statements have been prepared on a going concern basis. The Entities are considered to be participating in an illegal activity under the Controlled Substances Act of the United States of America and, therefore, all of the Entities’ assets are at risk of seizure or confiscation by governmental agencies. However, management believes this is unlikely to occur. Additionally, the Entities are operating at a net loss; however, management anticipates losses during the current year as operations are in start-up phases for most of the year and not fully operational. The Entities have certain third-party notes and debt that have matured since the balance sheet date or will mature one year within the report date but management is currently in process of refinancing those loans with the existing holder or with new debt. The accompanying consolidated and combined financial statements have been prepared assuming the Entities will continue to operate as a going concern.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements
December 31, 2020

Note 2 - Significant accounting policies

Basis of presentation

The accompanying consolidated and combined financial statements have been prepared using the accrual method of accounting. The consolidated and combined financial statements of the Entities are prepared in conformity with accounting principles generally accepted in the United States of America (“GAAP”). Entities that have been combined have common ownership and management has determined that combined presentation is appropriate. All intercompany accounts and transactions have been eliminated in consolidation and combination.

Noncontrolling interest

Noncontrolling interest represents equity contributions made by NJ JG Investment I, LLC, Double Up LLC and Rookie Deal LLC (collectively “Noncontrolling Members”) for a 13% ownership interest in JG New Jersey, LLC. The Noncontrolling Members allocated income and losses from their respective operations are in accordance with the respective operating agreements.

Use of estimates

The preparation of consolidated and combined financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated and combined financial statements, and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Cash and cash equivalents

Cash and cash equivalents include all cash balances and highly liquid investments with original maturities of three months or less.

Concentration of credit risk

The Entities maintain cash on hand in secure vaults and maintain cash on deposit with several financial institutions. Risk associated with cash on deposit is mitigated by banking with FDIC insured credit worthy institutions. Management has not experienced any losses on these accounts.

Concentration of market risk and cannabis industry risk

The Entities’ operations are currently limited to providing services to cannabis operations in California, Massachusetts, Illinois, Michigan, Pennsylvania, Missouri, New Jersey, and Utah. Any changes in the applicable rules governing the cultivation, manufacturing, distributing, or sale of cannabis in California, Massachusetts, Illinois, Michigan, Pennsylvania, Missouri, New Jersey, and Utah or the local jurisdictions in which the Entities’ operation could negatively impact the Entities’ operations.

The Entities’ operations are dependent on economic and legal conditions which affect the medical cannabis industry, and changes in those conditions may affect the Entities’ continuing operations. While the nature of the Entities’ operations is legalized and approved by the States of California, Massachusetts, Illinois, Michigan, Pennsylvania, New Jersey, and Utah, it is considered to be an illegal activity under the Controlled Substances Act of the United States of America. Accordingly, certain additional risks and uncertainties are present, as discussed in the notes.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements
December 31, 2020

Accounts receivable

Accounts receivable are from medical and adult use cannabis cultivation, manufacturing, distribution and dispensary within the States of California, Massachusetts, Illinois, Michigan, Pennsylvania, Missouri, New Jersey, and Utah and are based on net charges. An allowance for uncollectible accounts receivable is established on an aggregate basis by using historical write-off rate factors applied to unpaid accounts based on aging. Loss-rate factors are based on historical loss experience and adjusted for economic conditions and other trends affecting the Entities’ ability to collect outstanding amounts. Uncollectible amounts are written off against the allowance for doubtful accounts in the period they are determined to be uncollectible. The reserve for amounts which may not be collected of $16,593 has been netted against accounts receivable.

Inventory

The Entities’ inventory includes finished goods and work-in-process goods. Inventory is valued at the lower of cost or net realizable value. Net realizable value is determined using the estimated selling price in the ordinary course of business less estimated costs to sell. Cost is determined using the weighted average cost basis. The Entities review inventory for waste and obsolete goods and any such inventories are written down to net realized value. The Entities reduced the value of its inventory by $1,176,538 in order to reflect the market value for the year ended December 31, 2020.

Deferred loan fees

Deferred loan fees, net of accumulated amortization, are reported as a direct deduction from the face amount of the mortgage loan payable to which such costs relate. Amortization of deferred loan fees is reported as a component of interest expense and is computed on a straight-line basis over the life of the related loan. As of December 31, 2020, JG New Jersey incurred $175,000 of deferred loan fees but has not yet procured the loan and, therefore, currently has it recorded as other asset on the accompanying consolidated and combined balance sheet.

Property and equipment

The Entities capitalize property and equipment with costs or fair value of $3,000 or more. Property and equipment are stated at cost net of accumulated depreciation and impairment losses, if any. Renewals and betterments that materially extend the life of the assets are capitalized, while ordinary repairs and maintenance are expensed as incurred.

Depreciation of property and equipment is provided using the straight-line method for financial reporting purposes at rates based on the following estimated useful lives:

Years

Buildings	39
Land improvements	20
Building improvements	7
Leasehold improvements	Various (depends on lease term)
Machinery and equipment	7
Furniture and fixture	7
Autos, trucks, trails	5
Computer hardware and software	5

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements
December 31, 2020

Impairment of long-lived assets

The Entities review their intangible assets whenever events or changes in circumstances indicate the carrying value of an asset may not be recoverable. When recovery is reviewed, if the undiscounted cash flows estimated to be generated by the property are less than its carrying amount, management compares the carrying amount of the property to its fair value in order to determine whether an impairment loss has occurred. The amount of the impairment loss is equal to the excess of the asset’s carrying value over its estimated fair value. No impairment loss has been recognized during the year ended December 31, 2020.

Revenue recognition

The JG operated entities (“Operational Entities”) cultivate and sell cannabis and cannabis derived products (“Products”) to medical and adult use cannabis dispensaries in the States of California, Massachusetts, Illinois, Michigan, Pennsylvania, Missouri, New Jersey, and Utah. The Operational Entities record sales of their Products when the control of the Products is transferred to the customer, which is normally upon point of sale. Payment is due within 30 days. The Operational Entities recognize revenue on their Products in the amount they expect to be entitled to, that is, the agreed-upon sale price.

The Operational Entities do not establish a liability for returns as no returns are allowed on sales. The Operational Entities have no further obligations after transferring control of Products.

Sales taxes assessed by governmental authorities that are both imposed on and concurrent with a specific revenue producing transaction, and are collected by the Operational Entities from customers, are excluded from revenues and cost of sales in the consolidated and combined statement of operations.

Rent expense

The rental expense has been recorded for the period of occupancy using the actual lease rental terms, which is approximately the same as if rental expense was presented on a straight-line basis.

Advertising and promotion

Advertising and promotion costs are expensed as incurred. Advertising and promotion costs during the year ended December 31, 2020 were $136,732.

Income taxes

The Entities have elected to be treated as corporations for income tax purposes and, as such, are subject to income taxes. All items of taxable income, deductions and tax credits are subject to income taxes on the Entities’ income tax returns. The Entities’ federal tax status as a corporation is based on their legal status as a limited liability company. Accordingly, the Entities are required to take positions that would be expected for corporations subject to income taxes. The Entities are required to file and do file tax returns with the Internal Revenue Service and other taxing authorities. Accordingly, these consolidated and combined financial statements reflect a provision for income taxes and is disclosed in Note 11. Income tax returns filed by the Entities are subject to examination by the Internal Revenue Service for a period of three years. While no income tax returns are currently being examined by the Internal Revenue Service, tax years since 2017 remain open.

The Entities are required to evaluate each of its tax positions to determine if they are more likely than not to be sustained under examination. Due to the nature of the Entities’ primary activity, it is more likely than not that the Entities will be subject to Internal Revenue Code Section 280E (“280E”). The imposition of 280E disallows all tax deductions for general and administrative expenses.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements
December 31, 2020

The Entities have evaluated the potential impact on the consolidated and combined financial statements arising from the imposition of 280E and, due to the lack of formal guidance available for 280E, it has been determined that any adjustment to the consolidated and combined financial statements that may be required due to its improper application cannot be reasonably estimated. Accordingly, no provision for the effect of uncertain tax positions has been recorded in the accompanying consolidated and combined financial statements.

Recently issued accounting standards update

In June 2020, the Financial Accounting Standards Board (“FASB”) issued Accounting Standards Update No. 2020-05 Leases (Topic 842): Effective Dates for Certain Entities, which provide for the elective deferrals of the effective dates of Topic 842 for certain entities. Upon its adoption, Topic 842 replaces existing lease accounting guidance and requires lessees to recognize right of use assets and corresponding lease liabilities for their leases other than those on their consolidated and combined financial statements for all leases, including those classified as operating, except for short-term leases. Lessor accounting under Topic 842 is largely unchanged when compared to existing guidance. The Entities have elected to apply the deferrals provided by ASU 2020-05 and, therefore, expect to adopt Topic 842 for fiscal years beginning after December 15, 2021. The Entities are currently evaluating the potential impacts of adopting Topic 842 on its consolidated and combined financial statements.

Commitments and contingencies

In early 2020, an outbreak of a novel strain of coronavirus (COVID-19) emerged globally. As a result, events have occurred including mandates from federal, state and local authorities leading to an overall decline in economic activity which could result in a loss of revenue and other material adverse effects to the Entities’ financial position, results of operations, and cash flows. As of December 31, 2020, the global pandemic is still ongoing. Management continues to monitor the results of operations to evaluate the economic impact of the pandemic on the Entities. The Entities are not able to estimate the length or severity of this outbreak and the related financial impact.

Note 3 - Inventory

As of December 31, 2020, inventory consisted of the following:

Finished goods	$2,611,043
Work in process	216,873

Total inventory	$2,827,916

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements
December 31, 2020

Note 4 - Property and equipment

As of December 31, 2020, property and equipment, net is comprised of the following:

Land	$8,519,655
Land-site preparation	393,906
Buildings	5,589,635
Leasehold improvements	542,634
Furniture and fixtures	36,157
Equipment	1,262,106
Autos and trucks	55,000
Software and web development	90,945
Construction in progress	13,404,163
Subtotal	29,894,201
Less accumulated depreciation	(1,266,077)
Property and equipment, net	$28,628,124

During 2020, 1111 Petaluma Hill LLC (“Petaluma”) entered into a purchase and sale agreement to sell its real estate and assets. On December 11, 2020, Petaluma sold the aforementioned property for a sales price of $ 1,750,000 less selling costs of $8,494. Accordingly, Petaluma wrote off the remaining book value of all the real estate assets covered under the purchase and sale agreement that resulted in a loss of $343,290, which is recognized in loss on disposal of fixed asset on the accompanying consolidated and combined statement of operations. The Entities have no continuing involvement in the real estate that was sold.

During 2020, SRG 3803 Matanzas Creek LLC (“3803”) entered into a purchase and sale agreement to sell its real estate and assets. On December 10, 2020, 3803 sold the aforementioned property for a sales price of $1,750,000 less selling costs of $8,344. Accordingly, 3803 wrote off the remaining book value of all the real estate assets covered under the purchase and sale agreement that resulted in a loss of $241,372, which is recognized in loss on disposal of fixed asset on the accompanying consolidated and combined statement of operations. The Entities have no continuing involvement in the real estate that was sold.

Note 5 - Due to/from related parties

Related party account balances represent the distribution of financial activities among all entities of the holding company, primarily with Manager, the common management entity. This includes the operating and business development entities, as well as the real estate entities of the Entities. The Entities’ related party receivable balance with affiliates at December 31, 2020 reflects an asset of $1,921,513 on the accompanying consolidated and combined balance sheet.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements
December 31, 2020

Note 6 - Notes payable

On August 12, 2019, the Entities and Boka Capital LLC entered into a convertable loan agreement for a principal amount of $5,000,000. The loan bears interest at a rate of 1.91% per annum, as defined in the loan agreement. The maturity date is January 12, 2020 at which time the principal is due. Overdue amount of principal or interest at a rate of 1.5% per annum is due on demand. The entire principal balance and accrued interest converts to equity upon the closing of qualified financing, as described in the agreement.

$ 5,000,000

On August 8, 2019, the Entities and Thirty-Ninth Street LLC entered into a loan agreement for a principal amount of $5,000,000. The loan bears interest at a rate of 10% per annum, as defined in the loan agreement. The interest payments begin four months from the issuance date, December 8, 2019, and are due bi-monthly on the 8th day of February 2021, April, June and on the maturity date. The maturity date is August 8, 2020, at which time principal is due. Overdue amount of principal or interest at a rate of 18% per annum is due on demand. The collateral of the loan is for certain assets of the Entities, as described in the agreement.

5,000,000

On October 16, 2020, the Entities and Martin Reeves entered into a loan agreement for a principal amount of $500,000. The loan bears interest at a rate of 12.5% per annum, as defined in the loan agreement. The interest payments of $62,500 are due on October 16, 2021, October 16, 2022, and October 16, 2023. The maturity date is October 16, 2023, at which time the outstanding principal of $500,000 is due. The collateral of the loan is unsecured interest in certain assets of the Entities, as described in the agreement.	500,000

On November 18, 2020, the Entities and A2Z Consulting LLC entered into a loan agreement for a principal amount of $525,000. The loan bears interest at a rate of 10% per annum, as defined in the loan agreement. The interest payments are due quarterly on the 18th day of February, May, August 2021 and on the maturity date. The maturity date is November 18, 2021, at which time the principal is due. Overdue amount of principal or interest at a rate of 15% per annum is due on demand. The collateral of the loan is for certain assets of the Entities, as described in the agreement.	525,000

On November 18, 2020, the Entities and Mitchell Polo entered into a loan agreement for a principal amount of $50,000. The loan bears interest at a rate of 10% per annum, as defined in the loan agreement. The interest payments are due quarterly on the 11th day of February, May, August 2021 and on the maturity date. The maturity date is November 18, 2021, at which time the principal is due. Overdue amount of principal or interest at a rate of 15% per annum are due on demand. The collateral of the loan is unsecured interest in certain assets of the Entities, as described in the agreement.	50,000

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements
December 31, 2020

On December 11, 2020, the Entities and Sergio Dominquez entered into a loan agreement for a principal amount of $500,000. The loan bears interest at a rate of 12.5% per annum, as defined in the loan agreement. The interest payments of $62,500 are due on December 11, 2021, 2022, and 2023. The maturity date is December 11, 2023, at which time the outstanding principal of $500,000 is due. The collateral of the loan is unsecured interest in certain assets of the Entities, as described in the agreement.	500,000

On April 25, 2016, the Entities and Collin Fairchild entered into a loan agreement for a principal amount of $325,000. The loan bears interest at a rate of 6.5% per annum. Monthly installments of principal and interest in the amount of $3,690.31 are due on the 5th day of each month beginning on June 5, 2016 until the maturity date. The maturity date is May 5, 2021, at which time any outstanding principal is due. The collateral of the loan is secured by certain assets of the Entities, as described in the agreement.	207,272

On May, 9 2016, the Entities assumed a loan with The Mel and Grace McLean Foundation for a principal amount of $262,690.51. The loan bears interest at a rate of 3% per annum. Monthly installments of principal and interest in the amount of $2,209.86 are due on the 13th day of each month beginning on May 10, 2016 until April 13, 2021. On May 10, 2021, a one-time principal payment of $44,255.82 is due. Monthly installments of $1,098 begin June 10, 2021 until the maturity date. The loan matures on May 10, 2026, at which time any outstanding principal is due. The collateral of the loan is secured by certain assets of the Entities, as described in the agreement.

176,098

On December 6, 2016, the Entities and American AgCredit, FLCA entered into a loan agreement for a principal amount of $2,340,000. The loan bears interest at a rate of 4.49% per annum, as defined in the loan agreement. Monthly installments of principal and interest in the amount of $14,793.39 are due on the 1st day of each month beginning on January 1, 2017. The maturity date is April 1, 2037, at which time the outstanding principal is due. The collateral of the loan is secured by certain assets of the Entities, as described in the agreement.	1,986,053

On March 1, 2020, the Entities and SRG Regional Parkway Note LLC interest into a loan agreement for a principal amount of $3,755,000. The loan bears interest at a rate of 10% per annum, as defined in the loan agreement. The interest payments are due quarterly on the 1st day of January, April, July, October, with the first interest payment due on July 1, 2020. On February 28, 2022, principal in the amount of $1,305,000 is due. The maturity date is February 28, 2023, at which time the remaining principal is due. The loan is secured with a short form deed of trust assignment of rents.	3,755,000

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements
December 31, 2020

On November 18, 2020, the Entities and Nurista Group LLC entered into a loan agreement for a principal amount of $150,000. The loan bears interest at a rate of 10% per annum, as defined in the loan agreement. The interest payments are due quarterly on the 11th day of February, May, August 2021 and on the maturity date. The maturity date is November 18, 2021, at which time the principal is due. Overdue amount of principal or interest at a rate of 15% per annum is due on demand. The collateral of the loan is unsecured interest in certain assets of the Entities, as described in the agreement.	150,000

Total long-term debt	$ 17,849,423

As of December 31, 2020, aggregate maturities for the next five years and thereafter are as follows:

2021	$11,069,899
2022	1,405,045
2023	3,554,721
2024	109,616
2025	114,743
Thereafter	1,595,399
Total	17,849,423
Unamortized debt issuance costs	(198,706)
Net balance	$17,650,717

Note 7 - Lines of credit

On December 31, 2017, the Members, Michael Kanovitz ("MK") and Jon Loevy ("JL"), made advances to the Entities in order to help start up the business and to fund day-to-day operations. The total aggregate principal amount is up to $12,500,000. The loan bears interest at a rate of 6% per annum, as defined in the loan agreement. The entire principal balance of all line of credit loans and all accrued and unpaid interest are due on demand of MK and JL at any time following the earlier of February 28, 2026 and the date that the Entities raise at least $30,000,000 in equity financing from outside parties. The loan is not secured and, therefore, is not collateralized by any assets.

$ 11,580,302

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements
December 31, 2020

On January 30, 2019, MK agreed to make advances to the Entities in order to help start up the business and to fund day-to-day operations. The total aggregate principal amount is up to $1,100,000. The loan bears interest at a rate of 6% per annum, as defined in the loan agreement. The entire principal balance of all line of credit loans and all accrued and unpaid interest are due on demand of MK at any time following the earlier of February 28, 2026 and the date that the Entities raise at least $30,000,000 in equity financing from outside parties. The loan is not secured and, therefore, is not collateralized by any assets.

886,704

On January 9, 2019, JL agreed to make advances to the Entities in order to help start up the business and to fund day-to-day operations. The total aggregate principal amount is up to $2,300,000. The loan bears interest at a rate of 6% per annum, as defined in the loan agreement. The entire principal balance of all line of credit loans and all accrued and unpaid interest are due on demand of JL at any time following the earlier of February 28, 2026 and the date that the Entities raise at least $30,000,000 in equity financing from outside parties. The loan is not secured and, therefore, is not collateralized by any assets.

2,201,851

Total lines of credit	$ 14,668,857

Note 8 - Leases

Hayden Gateway (Bethlehem) lease - third party

Hayden Gateway holds a lease agreement with Bethlehem Village Associates, an unrelated party, dated January 11, 2019 to lease property in Bethlehem Township, Pennsylvania. The initial lease term is for four years. Monthly rent payments are currently $5,844. Rent expense under the lease for the year ended December 31, 2020 was $70,125.

Hayden Gateway (Edwardsville) lease - third party

Hayden Gateway holds a lease agreement with Joe Amato Ventures, LP, an unrelated party, dated March 20, 2017 to lease property in Edwardsville, Pennsylvania. On October 31, 2017, Hayden Gateway and Joe Amato Ventures, LP agreed that the lease term is from November 1, 2017 to December 31, 2022. Monthly rent payments are currently $2,375. Rent expense under the lease for the year ended December 31, 2020 was $34,893.

Hayden Gateway (Dickson City) - SRG 272 Main Street lease (related party)

Hayden Gateway holds a lease agreement with SRG 272 Main Street LLC, a related party, dated June 1, 2019 to lease property in Dickson City, Pennsylvania. The lease term is from June 1, 2019 to December 31, 2033. Monthly rent payments are currently $7,800. Rent expense under the lease for the year ended December 31, 2020 was $114,429.

Rent expense and corresponding rental income under the lease for the year ended December 31, 2020 were $109,371, which are offsetting and eliminated from the consolidated and combined financial statements. $16,008 was deferred as of December 31, 2020, resulting in an offsetting deferred rent (asset) and deferred rent (liability).

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

December 31, 2020

Matanzas Alliance (cultivation) - SRG 3803 Matanzas Creek lease (related party)

Matanzas Alliance holds a lease agreement with SRG 3803 Matanzas Creek LLC, a related party, dated January 1, 2018 to lease property in Santa Rosa, California. The lease term is from January 1, 2018 to December 31, 2019, after which the lease automatically renews from one-year periods and rent is established at the fair market rate. On December 10, 2020, the property was sold as described in Note 4. Rent expense, before the sale, was $84,000 as of December 31, 2020.

Matanzas Alliance (dispensary) - 1111 Petaluma Hill lease (related party)

Matanzas Alliance holds a lease agreement with 1111 Petaluma Hill LLC, a related party, dated July 1, 2019 to lease property in Santa Rosa, California. The lease term is from July 1, 2019 to December 31, 2033. On December 11, 2020, the property was sold as described in Note 4. Rent expense, before the sale, was $140,400 as of December 31, 2020.

Matanzas Alliance (manufacturing) - Norgle Farms lease (related party)

Matanzas Alliance holds a lease agreement with Norgle Farms LLC, a related party, dated January 1, 2019 to lease property in Santa Rosa, California. The lease term is from January 1, 2019 to December 31, 2019, after which the lease automatically renews for one-year periods and rent is established at the fair market rate. Monthly rent payments are currently $420. Rent expense under the lease for the year ended December 31, 2020 was $5,040.

Matanzas Alliance (distribution) - Norgle Farms lease (related party)

Matanzas Alliance holds a lease agreement with Norgle Farms LLC, a related party, dated January 1, 2019 to lease property in Santa Rosa, California. The lease term is from January 1, 2019 to December 31, 2019, after which the lease automatically renews for one-year periods and rent is established at the fair market rate. Monthly rent payments are currently $4,000. Rent expense under the lease for the year ended December 31, 2020 was $48,000.

Rent expense and corresponding rental income under the lease for the year ended December 31, 2020 were $277,440, which are offsetting and eliminated from the consolidated and combined financial statements. $9,763 was deferred as of December 31, 2020, resulting in an offsetting deferred rent (asset) and deferred rent (liability).

Hayden RP - Norgle Farms lease (related party)

Hayden RP holds a lease agreement with Norgle Farms LLC, a related party, dated January 1, 2018 to lease property in Santa Rosa, California. The initial lease term was from January 1, 2018 to December 31, 2019. On January 22, 2020, the lease term was extended to December 31, 2020, after which the lease automatically renews for one-year periods and rent is established at the fair market rate. Monthly rent payments are currently $10,000. Rent expense under the lease for the year ended December 31, 2020 was $57,885.

Rent expense and corresponding rental income under the lease for the year ended December 31, 2020 were $50,376, which are offsetting and eliminated from the consolidated and combined financial statements.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

December 31, 2020

JG New Jersey - SRG 1761 North Olden lease (related party)

JG New Jersey holds a lease agreement with SRG 1761 North Olden, LLC, a related party, dated January 1, 2020 to lease property in Ewing, New Jersey. The initial lease term is for 14 years, from January 1, 2020 to December 31, 2033. Annual rent payments are $65,400 from January 1, 2020 through December 31, 2024, $67,200 from January 1, 2025 through December 31, 2029, and $69,600 from January 1, 2030 through December 31, 2033. JG New Jersey has two, five-year extension options, subsequent to the initial lease term. Rent expense under the lease for the year ended December 31, 2020 was $67,400.

Rent expense and corresponding rental income under the lease for the year ended December 31, 2020 were $67,400, which are offsetting and eliminated from the consolidated and combined financial statements.

JG New Jersey - SRG 1474 Prospect Street lease

JG New Jersey holds a lease agreement with 1474 Prospect Street, LLC, an unrelated third party, dated April 24, 2019 to lease property in Ewing, New Jersey for business operations to JG New Jersey. On May 28, 2020, based on the purchase and sale agreement described in detail in Note 10, the rental payments from the original lease were replaced with a month-to-month rent plan until closing occurs. Unless closing occurs, monthly rent expense was $20,000 for July through September, $30,000 for October through December, and $40,000 from January 2021 through April 2021.

As of December 31, 2020, the purchase did not occur and rent expense of $190,000 has incurred and remained payable, which is included accounts payable on the accompanying consolidated and combined balance sheet.

SRG Hi Park lease - Pier Cove (related party)

SRG Hi Park LLC holds a lease agreement with Pier Cove, a related party, dated June 1, 2019 to lease property in Hazle Township, Pennsylvania. The lease term is from June 1, 2019 to December 31, 2033. Monthly rent payments are currently $3,500. Rent expense under the lease for the year ended December 31, 2020 was $67,352.

Rent expense and corresponding rental income under the lease for the year ended December 31, 2020 were $67,352, which are offsetting and eliminated from the consolidated and combined financial statements. $14,789 was deferred as of December 31, 2020, resulting in an offsetting deferred rent (asset) and deferred rent (liability).

JG IL - SRG Edgewood lease (related party)

JG IL holds a lease agreement with SRG Edgewood LLC, a related party, dated January 1, 2017 to lease property in Edgewood, Illinois. The lease term is from January 1, 2017 to December 31, 2031. Monthly rent payments are currently $8,000. Rent expense under the lease for the year ended December 31, 2020 was $144,000.

Rent expense and corresponding rental income under the lease for the year ended December 31, 2020 were $144,000, which are offsetting and eliminated from the consolidated and combined financial statements. $144,000 was deferred as of December 31, 2020, resulting in an offsetting deferred rent (asset) and deferred rent (liability).

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

December 31, 2020

Oakland Manager - third party

Oakland Manager holds a lease agreement with an unrelated third party, dated December 1, 2018 to lease property in Chicago, Illinois. The lease term was from January 1, 2020 to December 31, 2024. Monthly rent payments are currently $5,110. Rent expense under the lease for the year ended December 31, 2020 was $68,057.

JG Missouri lease - third party

JG Missouri LLC holds a lease agreement with an unrelated third party, dated August 14, 2019 to lease property in St. Louis, Missouri. The lease term was from January 1, 2020 to December 31, 2024. Monthly rent payments are currently $1,500. Rent expense under the lease for the year ended December 31, 2020 was $6,292.

JG Opportunities - third party

JG Opportunities holds a lease agreement with an unrelated third party, dated October 14, 2019 to lease property in Las Vegas, Nevada. The lease term was from November 1, 2019 to December 31, 2020. Monthly rent payments are currently $1,500. Rent expense under the lease for the year ended December 31, 2020 was $111,034.

As of December 31, 2020, future minimum rental for the above lease agreements for the next five years and thereafter as follows:

2021	$476,781
2022	526,677
2023	430,008
2024	442,800
2025	357,600
Thereafter	2,906,400
Total	$5,140,266

Note 9 - Purchase agreement

On May 28, 2020, JG New Jersey and Prospect Street entered into a purchase and sale agreement to acquire the property occupied by JG New Jersey, as described under JG New Jersey - SRG 1474 Prospect Street lease in Note 9. The agreement allows JG New Jersey the defer closing until April 2021, as long as the Entities pay the monthly rent stipulated in the purchase and sale agreement. If closing does not occur by April 2021, Prospect Street has the option to continue to accept the monthly rent of $40,000 and wait for closing to occur, as defined in the purchase and sale agreement. As of December 31, 2020, the closing has not occurred.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

December 31, 2020

Note 10 - Income taxes

For the year ended December 31, 2020, the provision for income taxes consists of the following:

Current
Federal	$1,131,312
State	390,254

Subtotal	1,521,566
Deferred
Federal	(325,794)
State	(62,756)

Subtotal	(388,550)

Total	$1,133,016

The provision for income taxes differs from the amount computed by applying the statutory federal income tax rate to income before income taxes. The difference is primarily attributable to tax effects of permanent differences and the change in the Entities’ valuation allowance. For the year ended December 31, 2020, the Entities’ effective tax rate was approximately (25.46)%.

Deferred tax assets and liabilities are provided for the tax effects of net operating loss (“NOL”) carryforwards and temporary differences between the carrying amounts of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes, primarily the reporting of certain accrued expenses and intangible assets. A valuation allowance is provided against those deferred tax assets when it is more likely than not that the deferred tax assets will be determined that the valuation allowance is no longer required, the tax benefits of such deferred tax assets will be recognized in the future.

At December 31, 2020, net deferred tax assets (liabilities) consist of the following:

Deferred tax assets	$548,607
Less valuation allowance	(103,797)

444,810
Deferred tax liabilities	(56,260)

$388,550

As of December 31, 2020, the Entities have federal and state NOL carryforwards of approximately $1,174,174 available to reduce future taxable income.

Note 11 - Construction agreements

On August 5, 2019, the Entities entered into a construction contract with Twin City Builders, Inc. to perform general contractor services pertaining to the construction of a cultivation facility located in Hazle, Pennsylvania. As of December 31, 2020, the contract provides for a contract sum of $9,524,337. Total construction costs incurred as of December 31, 2020 are $9,524,337. As of December 31, 2020, $9,313,785 has been paid and $210,552 remains payable and is included in accrued liabilities on the accompanying consolidated and combined balance sheet.

JG HoldCo LLC and Related Entities

Notes to Consolidated and Combined Financial Statements

December 31, 2020

Note 12 - Subsequent events

Events that occur after the consolidated and combined balance sheet date but before the consolidated and combined financial statements were available to be issued must be evaluated for recognition or disclosure. The effects of subsequent events that provide evidence about conditions that existed at the consolidated and combined balance sheet are recognized in the accompanying consolidated and combined financial statements. Subsequent events which provide evidence about conditions that existed after the consolidated and combined balance sheet date require disclosure in the accompanying notes. Management evaluated the activity the Entities through September 20, 2021 (the date the consolidated and combined financial statements were available to be issued) and concluded that the following subsequent events has occurred that that would require recognition in the combined statements or disclosure in the notes to the consolidated and combined financial statements.

On April 29, 2021, the Entities entered into an amended and restated credit agreement with AFC Management, LLC for a $22,000,000 loan.

Supplementary Information

JG HoldCo LLC and Related Entities

Supplementary Information

Consolidated and Combined Schedule of Cost of Goods Sold and Overhead Expenses

Year Ended December 31, 2020

Cost of goods sold
Beginning inventory	$2,158,515
Plus: retail purchases	7,543,899
Cultivation supplies	384,024
Direct labor	1,952,992
Overhead expense (below)	1,955,991
Less: ending inventory	(2,827,916)

Total cost of goods sold	$11,167,505
Overhead expenses
Auto	$22,941
Computer and internet	69,137
Depreciation	504,231
Equipment rental	27,913
Freight and shipping	4,144
Fuel	10,061
Indirect labor and fringe	417,477
Laboratory testing	58,700
Packaging	91,896
Property management	1,764
Rent	313,877
Repairs and maintenance	90,270
Small equipment	79,742
Utilities	263,838

Total overhead expenses	$1,955,991

See Independent Auditor’s Report.

JG HoldCo LLC and Related Entities

Supplementary Information

Consolidated and Combined Schedule of General and Administrative Expenses

Year Ended December 31, 2020

General and administrative expenses
Auto	$5,692
Bad debt	3,197
Bank service charges	133,182
Biosecurity	16,597
Business licensing	1,059,212
Consulting	539,963
Contributions	49,825
Computer and internet	230,624
Depreciation	30,196
Dues and subscriptions	55,401
Fees	105,279
Insurance	199,254
Janitorial	30,583
Landscaping	17,591
Marketing and advertising	136,732
Meals and entertainment	22,545
Miscellaneous	3,737
Oakland manager - expense allocation	(68,233)
Office expense	37,951
Personnel cost	5,330,834
Pest control	5,052
Postage and delivery	11,423
Professional fees	749,970
Recruiting	108,380
Rent	179,091
Repairs and maintenance	14,816
Security	55,069
Taxes	341,831
Telephone	32,614
Training and education	10,712
Travel	110,250
Utilities	10,705
Waste disposal	13,532

Total general and administrative expenses	$9,583,607

See Independent Auditor’s Report.